    As filed with the Securities and Exchange Commission on February 4, 2002
                                                   Registration No. 333-________
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           INTROGEN THERAPEUTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                       74-2704230
  (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                         301 CONGRESS AVENUE, SUITE 1850
                               AUSTIN, TEXAS 78701
                                 (512) 708-9310
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             2000 STOCK OPTION PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                                 DAVID G. NANCE
                             CHIEF EXECUTIVE OFFICER
                           INTROGEN THERAPEUTICS, INC.
                         301 CONGRESS AVENUE, SUITE 1850
                               AUSTIN, TEXAS 78701
                                 (512) 708-9310
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                           CHRISTOPHER J. OZBURN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                        8911 CAPITAL OF TEXAS HIGHWAY N.
                             WESTECH 360, SUITE 3350
                              AUSTIN, TX 78759-7247

                         CALCULATION OF REGISTRATION FEE

                                                                              PROPOSED           PROPOSED
                                                           AMOUNT              MAXIMUM            MAXIMUM           AMOUNT OF
                                                            TO BE              OFFERING           AGGREGATE        REGISTRATION
       TITLE OF SECURITIES TO BE REGISTERED              REGISTERED(1)      PRICE PER SHARE     OFFERING PRICE          FEE
       ------------------------------------              -------------      ---------------     --------------     ------------
2000 Stock Option Plan Common Stock, $0.001 par
value (options available for future grant)(2)              1,074,556             $4.50            $4,835,502          $444.87
                                                         -------------      ---------------     --------------     ------------
2000 Employee Stock Purchase Plan Common Stock,
$0.001 par value (3)                                         320,867             $3.83            $1,228,921          $113.06
                                                         -------------      ---------------     --------------     ------------
TOTAL REGISTRATION FEES:                                                                                              $557.93
                                                                                                                   ============

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Option Plan and the 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") as to the 1,074,556 shares of Common Stock authorized for issuance pursuant to the 2000 Stock Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 29, 2002, because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The proposed maximum offering price per share has been computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 29, 2002, because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 2000 Employee Stock Purchase Plan, the purchase price of a share of Common Stock shall be an amount equal to 85% of the fair market value of a share of Common Stock on the enrollment date or the exercise date, whichever is lower.

                           INTROGEN THERAPEUTICS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

         This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 1,074,556 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Stock Option Plan (the "Plan") and (ii) an additional 320,867 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Employee Stock Purchase Plan (the "ESPP"). The contents of (i) the Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on April 10, 2001 (Commission File No. 333-58648) relating to the Plan and (ii) the Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on April 30, 2001 (Commission File No. 333-59826) relating to the ESPP are incorporated herein by reference.

Item 8. Exhibits.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index to Exhibits below)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Introgen Therapeutics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on February 4, 2002.



                                            INTROGEN THERAPEUTICS, INC.

                                            By:   /s/ David G. Nance
                                               ---------------------------------
                                               David G. Nance
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David G. Nance and James W. Albrecht, Jr., and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               Signature                                         Title                                    Date
               ---------                                         -----                                    ----
/s/ David G. Nance                        Chief Executive Officer and President (Principal          February 4, 2002
----------------------------------------  Executive Officer)
             David G. Nance

/s/ James W. Albrecht, Jr.                Chief Financial Officer (Principal Financial and          February 4, 2002
----------------------------------------  Accounting Officer)
         James W. Albrecht, Jr.

/s/ John N. Kapoor, Ph.D.                 Chairman of the Board and Director                        February 4, 2002
----------------------------------------
         John N. Kapoor, Ph.D.

/s/ William H. Cunningham, Ph.D.          Director                                                  February 4, 2002
----------------------------------------
      William H. Cunningham, Ph.D.

/s/ Charles E. Long                       Director                                                  February 4, 2002
----------------------------------------
            Charles E. Long

/s/ Mahendra G. Shah, Ph.D.               Director                                                  February 4, 2002
----------------------------------------
        Mahendra G. Shah, Ph.D.

/s/ Elise T. Wang                         Director                                                  February 4, 2002
----------------------------------------
             Elise T. Wang

                           INTROGEN THERAPEUTICS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

   EXHIBIT NO.   DESCRIPTION
   -----------   -----------

        5.1      Opinion of counsel as to legality of securities being registered.

   (1) 10.1      2000 Stock Option Plan.

   (2) 10.2      2000 Employee Stock Purchase Plan.

       23.1      Consent of Arthur Andersen LLP, Independent Public Accountants.

       23.2      Consent of counsel (contained in Exhibit 5.1).

       24.1      Power of Attorney (see page II-5).



(1) Incorporated by reference to Exhibit 10.3 filed with Registrant's Registration Statement on Form S-1 (File No. 333-30582), as amended.

(2) Incorporated by reference to Exhibit 10.4 filed with Registrant's Registration Statement on Form S-1 (File No. 333-30582), as amended.